Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64610 on Form S-8 of our report dated December 12, 2007, relating to the financial statements and the financial statement schedule of Coach, Inc., appearing in this Annual Report on Form 11-K of the Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2007.

/s/ Deloitte & Touche LLP

New York, New York
December 12, 2007

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